Exhibit 10.2

CSST

SUBSCRIPTION APPLICATION

Summary of the Issuance

Issuer	:	China Security & Surveillance Technology, Inc. (the "**Company**")
Registered Address	:	13/F, Shenzhen Special Zone Press tower, Shennan Road, Futian, ShenZhen 518034 P.R.C.
Type of Security	:	Units comprised of Common stock of the Company, par value $0.0001 (the "**Common Stock**") which will rank *pari passu* with existing Common Stock combined with warrants over such same Common Stock at a ratio of one fifth of one warrant for every Unit purchased (the "**Units**"). Each warrant can subscribe for 1 share of Common Stock of the Company and is exercisable at any time within three years after the date of issuance at a price of US$19.23 per share.
Offering Price	:	US$ 13.84 per unit
Subscription Period	:	

Date: 23rd July, 2008

To: Mr. Robert W. McMillen
Chairman
MAC Capital Limited

Fax No. +971 4 409 7272
(by 5 p.m. on 23rd July, 2008)

We / I, (the "**Subscriber**") hereby refer to MAC Capital's Confirmation Letter dated 23rd July, 2008 concerning our allocation of the Units as set out below.

No of Units	Offering Price	Total Amount (US$)

We recognize and agree on the following;

1) Payment must be effected in accordance with the written instruction from MAC Capital. If payment is not made in full within the specified time, allocated Shares may be sold to another party who has registered interest. Alternatively, if we/I fail to make payment in full, MAC Capital and the Company reserves the right to demand the difference from us/me and we/I agree to pay the difference;

2) The undersigned is aware and accepts that:
   - The application is binding;
   - Only one application form per investor will be considered;
   - Asset management companies or fund managers which manages more than one fund, must use a single Subscription Application, the Company will assist in allocations on final subscription;
   - Application forms that are incomplete or incorrect may be disregarded; and
   - No changes may be made to the printed text.

3) Granting of authority: we hereby grant MAC Capital authorities to execute the subscription with the Company according to the above requirements.

4) Details of the subscriber are as follows:

FULL NAME	
FULL POSTAL ADDRESS	

_________ Initial

.... Continued

5) We/I hereby agree to instruct the Company to proceed as follows:

☐ Issue a stock certificate in our/my name and deliver to us/me under the name and address referred to above by registered mail;

☐ Deposit the Shares into our/my trading account:

Custodian Name	
Custodian Full Address	
Custodian Contact Person	Name ______ Tel ______ FAX ______ Email ______
Our Account number at Custodian	
Other instructions (if any)	

6) CONFIRMATION OF PAYMENT BY SUBSCRIBER (PROMISSORY NOTE)

FOR VALUE RECEIVED, the SUBSCRIBER whose address is ______________________, hereby promises to pay, without set off, deduction or counterclaim of any kind or nature to CHINA SECURITY & SURVEILLANCE TECHNOLOGY, INC., whose address is 13/F, Shenzhen Special Zone Press Tower, Shennan Road, Futian, Shenzhen, China, 51803 (the "Holder"), at the address of Holder listed in this Note, the aggregate sum of ______________________ (__________). The SUBSCRIBER further agrees to pay all costs of collection, including reasonable attorneys' fees, incurred by the Payee or by any other holder of this Note in any action to collect this Note, whether or not suit is brought.

The principal due hereunder is to be paid in lawful United States currency in the following manner:

Payment of the entire principal amount shall be due on August 11, 2008 (the "Due Date"). All payments shall be in the form of a cashier's check or in such other form accepted by the Holder. This Note may be prepaid in full without penalty or premium at any time. In the event that the principal amount is unpaid on the Due Date, the Note shall bear additional interest of one and one-half percent (1-1/2%) per month until paid.

If any SUBSCRIBER shall (a) file a petition in bankruptcy or a petition to take advantage of any insolvency act; (b) make an assignment for the benefit of his or its creditors; (c) consent to the appointment of a receiver of self or of the whole or any substantial part of his or its property; or (d) on a petition in bankruptcy filed against him or it, be adjudicated a bankrupt, then the entire remaining unpaid balance hereunder shall become automatically and immediately due and payable, without notice.

The SUBSCRIBER and all endorsers now or in the future becoming parties to this Note jointly and severally waive presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note.

No delay by Holder in enforcing any covenant or right under this Note shall be deemed a waiver of any covenant or right and no waiver by Holder of any particular provision of this Note shall be deemed a waiver of any other provision or a continuing waiver of any particular provision, and except as so expressly waived in writing, all provisions shall continue in full force and effect.

This Note shall be construed and enforced according to the laws of the State of New York. Whenever used in this Note, the terms "Holder" and "SUBSCRIBER" shall be construed in the singular or plurals as the context may require.

IN WITNESS WHEREOF, the SUBSCRIBER hereby executes this PROMISSORY NOTE as of the date first above written.

Authorised Name : ______________________ Signatory: ______________________

Position : ______________________ Date: ______________________

Witness : ______________________

NOTICE

If you have any inquires, please contact Mr. Gerhard Hametner and Ms. Lalida Rojanavasee at telephone number +971 4 409 7177 and+971 4 409 7175 or at email address: gh@maccapital.ae and lalide@maccapital.ae .

Exempt Offer Statement

This statement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority. This statement is intended for distribution only to Persons of a type specified in those rules. It must not be delivered to, or relied on by, any other Person. The Dubai Financial Services Authority has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The Dubai Financial Services Authority has not approved this document nor taken steps to verify the information set out in it, and has no responsibility for it. The Securities to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Securities offered should conduct their own due diligence on the Securities. If you do not understand the contents of this document you should consult an authorised financial advisor.